UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2016

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets
Acquisition of Southern Company Property
On December 22, 2016, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant"), through an indirect wholly-owned subsidiary of the Registrant, acquired from an unaffiliated third-party two buildings totaling approximately 669,440 square feet consisting of (i) an approximately 410,480 square foot, nine-story office building and (ii) a 258,960 square foot seven-story office building situated on a 19.8-acre site located in Birmingham, Alabama (the "Southern Company property"). The Southern Company property is currently leased in its entirety to Southern Company Services, Inc. ("Southern Company Services"). The purchase price for the Southern Company property was approximately $131.6 million, plus closing costs. The purchase price plus closing costs and certain acquisition expenses to third parties (reduced by certain adjustments, credits, and previous deposits) were funded with proceeds from the Registrant's public offering and a draw of $85 million pursuant to the Registrant's revolving credit facility. The Registrant's advisor earned approximately $2.7 million in acquisition fees (including the Contingent Advisor Payment, as such term is defined in the Registrant's advisory agreement, as amended) in connection with the acquisition of the Southern Company property. As of the closing date, the Registrant incurred acquisition expenses of approximately $0.5 million in connection with the acquisition of the Southern Company property, approximately $0.4 million of which will be reimbursed or paid to the Registrant's advisor and approximately $0.1 million of which was paid to unaffiliated third parties.
Additionally, the seller of the Southern Company property is entitled to an earnout payment under the Purchase and Sale Agreement dated December 22, 2016 ("Purchase Agreement"), the amount of which will be disbursed in the event that Southern Company Services exercises its option to request up to an additional $10 million over its tenant allowance ("First Contingency Improvement Allowance") and related broker's fee, which will be equal to the product of (x) the portion of the First Contingency Improvement Allowance divided by $10 million, multiplied by (y) $1.45 million. An additional earnout payment will be disbursed in the event that Southern Company Services exercises its second option to request up to an additional $10 million over its tenant allowance ("Second Contingency Improvement Allowance") and related broker's fee, which will be equal to the product of (x) the portion of the Second Contingency Improvement Allowance divided by $10 million, multiplied by (y) $1.92 million. The seller of the Southern Company property shall be eligible to receive multiple earnout payments, but no more often than on a quarterly basis until December 31, 2018.
Southern Company Services is the only services company and a core subsidiary of Southern Company, which provides energy services throughout the Southeastern United States to approximately 4.5 million customers and provides approximately 44,000 megawatts of generating capacity. Southern Company Services provides the operations, executive and advisory services, construction and advisory services, construction and plant management, general engineering, information technology, finance, accounting and treasury, marketing, and human resource services to Southern Company and its affiliates. Southern Company (NYSE: SO) and Southern Company Services each maintain an investment grade credit rating of 'A-' from Standard and Poor's and Southern Company has a current equity market capitalization of $48.3 billion.
The Southern Company property is located in Birmingham, Alabama approximately five miles southeast of the Birmingham Central Business District along the southeast side of Colonnade Parkway and its intersection with US Highway 280, approximately one-half mile southeast of Interstate 459. The property will serve as a major facility for Southern Company Services and its affiliates. Southern Company Services recently began an extensive renovation of the Southern Company property, which will take place over the next two years. The Registrant will receive full rent and expense reimbursement under a Master Escrow Agreement expiring in January 2019. The Registrant believes the Southern Company property is a business essential facility to Southern Company's and Southern Company Services' overall operations due to the critical services Southern Company Services provides Southern Company and its affiliates, Southern Company Services' substantial investment in the property, Southern Company Services' long-term commitment to the area as evidenced by its lease term, and the property's attractive basis relative to its replacement cost.
The Southern Company lease is an absolute triple-net lease with a remaining term of 27.3 years upon the Registrant's acquisition, expiring in March 2044. The forward 12-months' rent is approximately $8.4 million with

2.0% annual rental rate increases commencing January 1, 2019. Southern Company Services has one ten-year renewal option at fair market rent and no termination option. In addition, the lease requires that Southern Company Services maintain a minimum investment grade credit rating from either Standard and Poor's, Moody's, or Fitch during its lease term or provide (i) an amount equal to the lesser of (a) $55 million (equal to approximately 3.5 years of maximum base rent and operating expense obligations) or (b) the remaining base rent and operating expense obligation for the balance of the term from an 'A-' rated bank; or (ii) a guarantee from Southern Company provided that it also maintains its investment grade credit rating.
The initial capitalization rate on Southern Company Services year one income is 6.35%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from Southern Company Services including base rental revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses paid by landlord. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that Southern Company Services will perform its obligations under its lease agreements during the first year of its lease with the Registrant.
The Tenant will be responsible for managing the Southern Company property. Griffin Capital Essential Asset Property Management II, LLC will be paid an oversight fee in an amount of 1% of the gross monthly revenues collected from the Southern Company property.
The information in this Item 2.01 description is qualified in its entirety by the full Purchase Agreement, which is attached as Exhibit 99.1 hereto.
Item 9.01.    Financial Statements and Exhibits
(a)     Financial Statements of Real Estate Acquired.
Since the Southern Company property is leased to a tenant on a long-term basis under an absolute triple-net lease, the Registrant believes that financial information about the parent company of the tenant is more relevant to investors than the financial statements of the property acquired. Southern Company, the parent company, is a public company which currently provides its financial statements in reports to investors. These reports can be found on the Securities and Exchange Commission's website at www.sec.gov.
(b)    Pro Forma Financial Information.
Since it is impracticable to provide the required pro forma financial statements for the acquired real property described in Item 2.01 at the time of this filing, the Registrant hereby confirms that it intends to file the required financial statements on or before March 10, 2017 by amendment to this Form 8-K.
(d)    Exhibits.

99.1	Purchase and Sale Agreement for 3535 Colonnade Parkway, Birmingham, Alabama dated December 22, 2016

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: December 29, 2016	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary